UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 12, 2010

POP N GO
(Exact name of registrant as specified in its charter)

        Delaware                               333-88837                            95-4603172

(State or other jurisdiction Incorporated)  (Commission File No.)    (I.R.S Employer Identification No.)

12429 East Putnam Street, Whittier, California                           90602

       (Address of principal executive offices)                             (Zip Code)

Registrant's telephone number, including area code: (562) 945-9351

________________________________________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

Pop N Go (the "Company") issued a press release, dated May 12, 2010, entitled-"POP N GO and FastFliks Launch Canadian Distribution - Operator of DVD Kiosks Will Place Pop N Go Machines Nationwide." The entire release reads as follows:

WHITTIER, CA--(May 12, 2010) -  Pop N Go, Inc. (PINKSHEETS: POPN) announced today that the Company received a commitment from Fastfliks, a Canadian operator of automated DVD rental machines, to begin placing Pop N Go's Model 9000 popcorn machines at its highest traffic locations. Fastfliks plans to eventually place at least 500 Pop N Go machines in Canada at mass merchants, schools and other high traffic locations. Pop N Go's patented popcorn vending technology coupled with AVT's (PINKSHEETS: AVTC) patented PC based vending technology has resulted in a ground breaking snack machine capable of delivering fresh healthy popcorn while providing a dynamic video experience.

"After viewing Pop N Go's breakthrough fresh popcorn on demand machine at AVT's corporate facility in California, we quickly concluded that the N9000 would be a perfect fit for our rapidly growing company. We intend to co-locate the machines with our popular DVD kiosks as well as at mass merchandisers and schools. We quickly contacted Dr. Wyman, Pop N Go's CEO, and arranged to start receiving machines in June," said Tony Fusco, Fastfliks, CEO.

"Fastfliks, with cutting edge DVD vending machine experience, provides a perfect partner to roll out Pop N Go's high tech Model 9000 healthy popcorn vending machine across Canada," stated Mel Wyman, Pop N Go CEO.

For further information about this release and Pop N Go, contact Rich Kaiser, Investor Relations, YES INTERNATIONAL, 800-631-8127.

About Pop N Go, Inc.

Pop N Go produces a unique hot air popcorn machine, capable of delivering single servings of fresh hot popcorn, which meets the demands of today's market. The company's self-contained equipment produces fresh popcorn for each customer while allowing the customer to watch the entire popping process. Pop N Go's machine is sized to fit almost anywhere (2'x2'), and can be used as a stand-alone vending machine or in a manual mode for traditional foodservice applications. More information about Pop N Go can be found at www.popngo.com.

Safe Harbor under the Private Securities Litigation Reform Act of 1995: The statements which are not historical facts contained in this press release are forward-looking statements that involve certain risks and uncertainties including but not limited to risks associated with the uncertainty of future financial results, regulatory approval processes, the impact of competitive products or pricing, technological changes, the effect of economic conditions and other uncertainties as may be detailed in the Company's filings with the Securities and Exchange Commission. Nothing in this press release shall be construed as an offer to buy or sell any securities herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

POP N GO

Date: May 17, 2010

By: /s/ Melvin Wyman

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Melvin Wyman

Chief Executive Officer